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                                                                Sub-Item 77Q1(a)

                            CERTIFICATE OF AMENDMENT
                           TO THE DECLARATION OF TRUST
               OF INVESCO VAN KAMPEN TRUST FOR INSURED MUNICIPALS
                                  (THE "TRUST")

            1. The Declaration of Trust amended by this document was originally filed with the Secretary of the Commonwealth of Massachusetts on November 13, 1991.

            2. Pursuant to this Certificate of Amendment, the name of the Trust will be changed to "Invesco Van Kampen Trust for Value Municipals":

                                   "ARTICLE 1

              NAME, PRINCPAL OFFICE, RESIDENT AGENT AND DEFINITIONS

      Section 1.1 Name, Principal Office and Resident Agent. The name of the trust created hereby is the "Invesco Van Kampen Trust for Value Municipals" (the "Trust").

            3. Such amendment shall become effective as of 12:01 a.m. ET on January 23, 2012.

            4. The amendment herein provided for was authorized in accordance with law.

      IN WITNESS WHEREOF, the undersigned has signed these presents all on 12/29, 2011.

                                            /s/ Wayne W. Whalen
                                            ----------------------------------
                                            Name: Wayne W. Whalen
                                            As Trustee, and not individually

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                                                                Sub-Item 77Q1(a)

                                ACKNOWLEDGEMENT

State of Illinois    )
                     )ss
County of Cook       )

      On this 29th day of December, 2011, before me personally appeared Wayne W. Whalen, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

                                       /s/ Gina M. Valent
                                       -------------------------------------
                                       Notary Public

                                       Printed Name: Gina M. Valent

                                       My commission expires: 12/21/2014

                                           /seal/ Gina M. Valent